Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Real Paper Displays, Inc. (the “Company”) on Form S-8 of our report dated March 16, 2007, on our audit of the financial statements of the Company from May 11, 2006 (inception) through December 31, 2006, which audit report is included in the Company’s Form SB-2/A, as filed with the Securities and Exchange Commission on June 19, 2007.

KMJ Corbin & Company LLP

Irvine, California
August 17, 2007